Revival AI

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INVEST IN THE FUTURE OF CUSTOM BIBLE DESIGN AND MANUFACTURING

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Investment Type	Price Per Share	Minimum Investment	Max. Amount of Offering
REG A+ TIER 2	$1.00	$100	$12,500,000

THE SOFTWARE

THE HARDWARE

THE PATENTS

Revival AI's software utilizes artificial intelligence and machine learning to complete the highly complex task of Bible customization on the fly. As customers make their selections, our software rigorously analyzes every modification in real time to ensure proper alignment and formatting. This technological breakthrough allows customers to choose from endless interior and exterior customization options – including translation(s), study/devotional notes, fonts, custom covers, art gilding, and much more!


Let's make it yours.
Customize the cover.
The Word of Life
BE Joyful ALWAYS
Customize the cover.
Sword of the Spirit
Let's make it yours.



THE SOFTWARE

THE HARDWARE

THE PATENTS

Revival AI will be utilizing the most advanced, commercial digital printing technologies to produce high-quality, custom Bibles. Once off the press and smyth-sewn, each book block will proceed into our autonomous, 20-step finishing solution. At the same time that the book block is being printed and finished, each cover is assembled and customized via robotic arms, lasers and ultrasonic technology. Once the book block and cover are complete, the system assembles the Bible, wraps it in protective paper, and places it in a Revival AI branded box. Finally, each Bible box is then bubble-wrapped, placed into an addressed shipping box, and stacked on a pallet for shipment.







Revival AI

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THE SOFTWARE | THE HARDWARE | THE PATENTS

Revival AI's custom Bible software technology is patented in the U.S. (US20170177280) and patent pending in the EU. Revival AI's custom finishing machinery is patent pending with a provisional patent application filed in October of 2020.


WO 2015/148718 A1

United States Patent

No. 10,048,902 August 14, 2018

METHODS AND SYSTEMS FOR ON-DEMAND PUBLISHING OF RELIGIOUS WORKS

William Robinson, III
Kristin Robinson
Inventors

REVIVAL AI LLC
Assignee

ABSTRACT

The Director of the United States Patent and Trademark Office

United States Patent

…Y FILED: OCTOBER 19, 2020 PROVISIONAL

…K PRODUCTION SYSTEM AND METHOD

BACKGROUND OF THE DISCLOSURE

…Invention

…resent disclosure relates to a book production system for …aking of customized books in varying sizes, such as bibles, … making the customized books.

…of the Related Art

…ally, when a customized book, such as a leather-bound …it is either a one-off, or it is part of a single batch of books. …ted choices to choose from when requesting a customized …ok. Furthermore, any current system that is used in making …r bound books involves several manual steps.

…dingly, there is a need for a system and method that can …e customized books that is automated and can provide …ability, such as the book/page size and thickness, of the

…BRIEF DESCRIPTION OF THE DRAWINGS

…appropriate drawings will be filed herewith.

…TAILED DESCRIPTION OF THE DISCLOSURE

…present disclosure relates to an automated book production …hod for producing customized books. The customized books …th, width and thickness and can include any one of various …he customized books can include any number of other

Revival AI

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Our Team



KRISTIN ROBINSON

Co-Founder and CEO

- B.S. Chemistry
- 18 years of technical sales experience, including 13 years at the industry-leader, Schrodinger
- Co-founder & VP of Reformation Bible Society
- Co-founder and CEO of Honoring Intimates
- Patented Inventor



WILLIAM ROBINSON

Co-Founder and CVO

- M.Div., M.T.S. – Liberty Baptist Theological Seminary
- Combat Veteran (Afghanistan)
- Proven leader and manager
- Co-founder & President of Reformation Bible Society
- Co-founder and CTO of Honoring Intimates
- Patented Inventor

MODEL ROCKET

MODEL ROCKET

AI/ML, UI/UX Dev Team

- Extensive experience from Concept to Market
- Multiple Solutions developed that incorporate Artificial Intelligence, Machine Learning and Data Science
- Broad range of Technology Expertise
- Industries worked in: Medicine, IoT, Hospitality, eCommerce, Agriculture, Enterprise, Education, Government, Finance



ROB RODRIGUEZ

Director and vCTO

- Over 20 years experience with multiple Fortune 500 companies.
- Developed a neural-net based OCR and an image compression library used by major social media networks
- Holds 19 granted patents
- Manages a development team with extensive experience in AI and ML

KRISTIN ROBINSON

Co-Founder and CEO

- B.S. Chemistry
- 18 years of technical sales experience, including 13 years at the industry-leader, Schrodinger
- Co-founder & VP of Reformation Bible Society
- Co-founder and CEO of Honoring Intimates
- Patented Inventor

WILLIAM ROBINSON

Co-Founder and CVO

- M.Div., M.T.S. – Liberty Baptist Theological Seminary
- Combat Veteran (Afghanistan)
- Proven leader and manager
- Co-founder & President of Reformation Bible Society
- Co-founder and CTO of Honoring Intimates
- Patented Inventor

JON THIES

Director and vCTO

- Co-founder and vCTO, Model Rocket
- M.S. Computer Science and Engineering
- Strong background in Machine Learning and Data Science
- Founded a gateway products company acquired by Citrix
- Artificial Intelligence Lab Member at Lockheed Martin

ROB RODRIGUEZ

Director and vCTO

- Over 20 years experience with multiple Fortune 500 companies.
- Co-founder and vCTO, Model Rocket
- Developed a neural-net based OCR and an image compression library used by major social media networks
- Holds 19 granted patents


Let's make it yours.

Revival AI

Pitch Deck

Advanced technology for designing and printing custom Bibles on the fly.

A BRIGHT FUTURE...

In addition to our direct to consumer model, Revival AI will be licensing our technology to select publishers and ministries. Through such partnerships, these organizations will be able to sell custom Bibles containing their own content from their own websites. These orders will then be fulfilled and shipped by Revival AI with third party branding. Beyond Bibles, Revival AI's technology has nearly endless applications, including fiction and non-fiction volumes and custom journals.

PITCH DECK

Revival AI

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Investment FAQs

For answers to some general questions about an investment in Revival AI, please see below:

WHY DO YOU NEED MY PERSONAL INFORMATION WHEN I INVEST?

The SEC requires your personal information in order for us to sell stock to the public through a Regulation A offering. Here's what we need from you and the reason that we have to collect it:

1. Your date of birth and social security number or other national ID number. Securities laws require that our Broker-Dealer, Entoro Securities, verify your identity and do certain compliance tests behind the scenes when you apply to invest. The only way they can verify you are who you say you are is by checking these two things.

2. Your income and net worth. If you're not an accredited investor (earn $200,000 per year or a net worth minus your primary residence of more than $1M), by federal law we cannot allow you to invest more than 10% of the higher of your annual income and net worth. This is the way the law was written that allows us to sell you stock in the first place if you are not an accredited investor. For 80 years before this 2015 law – you were not allowed to invest in an early stage company like Revival AI at all, unless you could prove you were an accredited investor.

We take your privacy seriously and KoreConx, our securities partner who handles your information, uses the highly secure blockchain infrastructure to protect your sensitive information

WHEN WILL REVIVAL AI LAUNCH?

IF I INVEST, DO I MAKE MONEY IF REVIVAL AI MAKES MONEY?

investment in Revival AI, please see below:

WHY DO YOU NEED MY PERSONAL INFORMATION WHEN I INVEST?

WHEN WILL REVIVAL AI LAUNCH?

Upon reaching our minimum offering amount of $8 million, Revival AI will immediately purchase the land and begin the process of having our facility built. We anticipate that the facility build-out and fabrication of our custom machinery will take approximately 6 months. We will begin taking pre-sales 30-60 days prior to launch with projected shipping in plenty of time for the 2021 Christmas season!

IF I INVEST, DO I MAKE MONEY IF REVIVAL AI MAKES MONEY?

WHAT IS THIS MONEY GOING TOWARDS?

WILL REVIVAL AI BE FAITHFUL TO THE BIBLE?

WHY AREN'T YOU GIVING AWAY MORE PERKS?

HOW MUCH DOES IT COST TO INVEST IN REVIVAL AI?

WHAT ARE MY OPTIONS FOR PAYING FOR MY INVESTMENT?

investment in Revival AI, please see below:

WHY DO YOU NEED MY PERSONAL INFORMATION WHEN I INVEST?

WHEN WILL REVIVAL AI LAUNCH?

IF I INVEST, DO I MAKE MONEY IF REVIVAL AI MAKES MONEY?

Yes. As an equity owner in Revival AI, you are entitled to your share of profits, which are done via company distributions. Once profitable, our management team is committed to a lifetime of regular distributions to our investors.

WHAT IS THIS MONEY GOING TOWARDS?

WILL REVIVAL AI BE FAITHFUL TO THE BIBLE?

WHY AREN'T YOU GIVING AWAY MORE PERKS?

HOW MUCH DOES IT COST TO INVEST IN REVIVAL AI?

WHAT ARE MY OPTIONS FOR PAYING FOR MY INVESTMENT?

investment in Revival AI, please see below:

WHY DO YOU NEED MY PERSONAL INFORMATION WHEN I INVEST?

WHEN WILL REVIVAL AI LAUNCH?

IF I INVEST, DO I MAKE MONEY IF REVIVAL AI MAKES MONEY?

WHAT IS THIS MONEY GOING TOWARDS?

This money will go towards the land purchase for the printing and binding facility, construction of the facility, one or two commercial digital printers (determinant upon if we hit our minimum or maximum offering), an unwinder, a cutter, a smyth sewer, the custom finishing machinery (including several robots), prelaunch inventory, a Bible pre-sale marketing campaign, additional software enhancement (such as animation!) and working capital.

WILL REVIVAL AI BE FAITHFUL TO THE BIBLE?

WHY AREN'T YOU GIVING AWAY MORE PERKS?

HOW MUCH DOES IT COST TO INVEST IN REVIVAL AI?

WHAT ARE MY OPTIONS FOR PAYING FOR MY INVESTMENT?

investment in Revival AI, please see below:

WHY DO YOU NEED MY PERSONAL INFORMATION WHEN I INVEST?

WHEN WILL REVIVAL AI LAUNCH?

IF I INVEST, DO I MAKE MONEY IF REVIVAL AI MAKES MONEY?

WHAT IS THIS MONEY GOING TOWARDS?

WILL REVIVAL AI BE FAITHFUL TO THE BIBLE?

Yes! We've had many people along this journey ask if we are going to customize the WORDS in the Bible. That is an emphatic "No!" We are not Thomas Jefferson, cutting out the parts of the Bible that we don't like and leaving or changing those we want to keep. As Christians, we believe that God's Word is inspired and not to be altered:

> "All scripture is given by inspiration of God, and is profitable for doctrine, for reproof, for correction, for instruction in righteousness…" 2 Timothy 3:16 KJV
>
> "Heaven and earth shall pass away, but my words shall not pass away."(Matthew 24:35)
>
> "For the time will come when they will not endure sound doctrine; but after their own lusts shall they heap to themselves teachers, having itching ears; And they shall turn away their ears from the truth, and shall be turned unto fables." (2 Timothy 4:3-4)
>
> "For I testify unto every man that heareth the words of the prophecy of this book, If any man shall add unto these things, God shall add unto him the plagues that are written in this book: And if any man shall take away from the words of the book of this prophecy, God shall take away his part out of the book of life, and out of the holy city, and from the things which are written in this book." (Revelation 22:18-19)

Now, while we would never even think of allowing God's Word to be customized, we do have the ability to correct minor errors in modern translations easily for our white label partners. That said, for customers, the translations will be locked

WHAT IS THIS MONEY GOING TOWARDS?

WILL REVIVAL AI BE FAITHFUL TO THE BIBLE?

Yes! We've had many people along this journey ask if we are going to customize the WORDS in the Bible. That is an emphatic "No!" We are not Thomas Jefferson, cutting out the parts of the Bible that we don't like and leaving or changing those we want to keep. As Christians, we believe that God's Word is inspired and not to be altered:

> "All scripture is given by inspiration of God, and is profitable for doctrine, for reproof, for correction, for instruction in righteousness…" 2 Timothy 3:16 KJV
>
> "Heaven and earth shall pass away, but my words shall not pass away."(Matthew 24:35)
>
> "For the time will come when they will not endure sound doctrine; but after their own lusts shall they heap to themselves teachers, having itching ears; And they shall turn away their ears from the truth, and shall be turned unto fables." (2 Timothy 4:3-4)
>
> "For I testify unto every man that heareth the words of the prophecy of this book, If any man shall add unto these things, God shall add unto him the plagues that are written in this book: And if any man shall take away from the words of the book of this prophecy, God shall take away his part out of the book of life, and out of the holy city, and from the things which are written in this book." (Revelation 22:18-19)

Now, while we would never even think of allowing God's Word to be customized, we do have the ability to correct minor errors in modern translations easily for our white label partners. That said, for customers, the translations will be locked and the text unalterable.
It is truly an awesome responsibility to handle God's Word and we will do so with the utmost honor, respect and security.

WHY AREN'T YOU GIVING AWAY MORE PERKS?

HOW MUCH DOES IT COST TO INVEST IN REVIVAL AI?

WHAT ARE MY OPTIONS FOR PAYING FOR MY INVESTMENT?

WILL REVIVAL AI BE FAITHFUL TO THE BIBLE?

WHY AREN'T YOU GIVING AWAY MORE PERKS?

Unlike traditional crowd-funding campaigns, when you invest in Revival AI, you own a part of the company and it's technology. We think this is better than any other perk we could offer! Further, as a Christian company, we want to be good stewards of our finances and not offer a bunch of perks that will ultimately end up being paid for by our investors. We want every dollar that you invest to be utilized as efficiently as possible to the glory of God. So instead of sending you a beanie, a mug or another knick-knack, we will be getting to work in hopes of being able to issue dividends very soon!

HOW MUCH DOES IT COST TO INVEST IN REVIVAL AI?

WHAT ARE MY OPTIONS FOR PAYING FOR MY INVESTMENT?



QUESTIONS ABOUT INVESTING?

Email us at invest@revivalai.com

OFFERING DOCUMENTS

WILL REVIVAL AI BE FAITHFUL TO THE BIBLE?

WHY AREN'T YOU GIVING AWAY MORE PERKS?

HOW MUCH DOES IT COST TO INVEST IN REVIVAL AI?

It costs a minimum investment of $100 for 100 shares at $1 per share. A commemorative certificate will be sent to those who invest $1,000 or more by request.

WHAT ARE MY OPTIONS FOR PAYING FOR MY INVESTMENT?



QUESTIONS ABOUT INVESTING?

Email us at invest@revivalai.com

OFFERING DOCUMENTS

Pitch Deck / Offering Circular / Financial Statement

WILL REVIVAL AI BE FAITHFUL TO THE BIBLE?

WHY AREN'T YOU GIVING AWAY MORE PERKS?

HOW MUCH DOES IT COST TO INVEST IN REVIVAL AI?

WHAT ARE MY OPTIONS FOR PAYING FOR MY INVESTMENT?

You can pay by ACH (bank payment), wire, or check.

QUESTIONS ABOUT INVESTING?

Email us at invest@revivalai.com

OFFERING DOCUMENTS

Pitch Deck / Offering Circular / Financial Statement

The information above was created by Revival AI, Inc. ("Revival AI") to assist with marketing our Regulation A stock offering and our company. The text and graphics above are summary in nature and do not contain all of the terms of our securities offering. In order to review all of the terms of our securities offering, you should review our offering circular that contains all of the terms, conditions, risk factors, and disclosures that you should read and understand before you invest in our company. The offering circular is available here on the U.S. Securities and Exchange Commission's ("SEC") website for you to read and review before you invest. The offering circular explains that we are offering 12,500,000 shares of Class B Common Stock in

You can pay by ACH (bank payment), wire, or check.

QUESTIONS ABOUT INVESTING?

Email us at invest@revivalai.com

OFFERING DOCUMENTS

Pitch Deck / Offering Circular / Financial Statement

The information above was created by Revival AI, Inc. ("Revival AI") to assist with marketing our Regulation A stock offering and our company. The text and graphics above are summary in nature and do not contain all of the terms of our securities offering. In order to review all of the terms of our securities offering, you should review our offering circular that contains all of the terms, conditions, risk factors, and disclosures that you should read and understand before you invest in our company. The offering circular is available here on the U.S. Securities and Exchange Commission's ("SEC") website for you to read and review before you invest. The offering circular explains that we are offering 12,500,000 shares of Class B Common Stock in Revival AI at a price of $1.00 per share with a minimum purchase of 100 shares per investor. The SEC does not pass upon the merits of, or give its approval to, any of the securities we are offering or the terms of our offering, nor does it pass upon the accuracy or completeness of our offering circular or other selling literature. The securities we are offering are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered in our offering circular and in our offering are exempt from registration. When you review our offering circular, please review all of the risk factors before making an investment in our company. An investment in our company should only be made if you are capable of evaluating the risks and merits of this investment and if you have sufficient resources to bear the entire loss of your investment, should that occur. Generally, no sale may be made to anyone in our offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. Our offering circular does not constitute an offer or solicitation in any jurisdiction in which such an offer or solicitation would be unlawful. No person has been authorized to give any information or to make any representations concerning our company other than those contained in our offering circular, and if given or made, such other information or representation must not be relied upon. Prospective investors are not to construe the contents of our offering circular, or of any prior or subsequent communications from our company or any of its employees, agents or affiliates, as investment, legal, financial or tax advice. Before investing in our offering, please review our offering circular carefully, ask any questions of the company's management that you would like answered and consult your own counsel, accountant and other professional advisors as to legal, tax and other related matters concerning this investment.

Interested in investing in Revival AI?

Revival AI's Regulation A+ Tier 2 Offering is in the process of being qualified by the SEC. Register below to be notified when our offering is live and we can accept investments.

No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. No money or other consideration is being solicited, and if sent in response, will not be accepted.

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